Exhibit 4.2

FIRST AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

This FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP of AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (the “Partnership”), is entered into as of August 1, 2011, between American Realty Capital Healthcare Trust, Inc., the general partner of the Partnership (the “General Partner”), and American Realty Capital Healthcare Trust Special Limited Partnership, LLC, the special limited partner of the Partnership (the “Special Limited Partner”).

RECITALS

WHEREAS, the General Partner, the Special Limited Partner and American Realty Capital Healthcare Advisors, LLC entered into that certain Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), dated as of February 18, 2011; and

WHEREAS, pursuant to Section 14.1 of the Partnership Agreement, the General Partner and the Special Limited Partner desire to make a certain amendment to the Partnership Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Amendment to Article 1 of the Partnership Agreement.  Article 1 of the Partnership Agreement is hereby amended by inserting the text “non-interest bearing” before the text “promissory note” in the definition of “Note” appearing therein.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

GENERAL PARTNER:

AMERICAN REALTY CAPITAL HEALTHCARE
TRUST, INC.

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

SPECIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL HEALTHCARE
TRUST SPECIAL LIMITED PARTNERSHIP, LLC

By:	American Realty Capital V, LLC,
its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory